UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 3, 2007

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)
333 Clay Street Suite 4200 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 7.01 Regulation FD Disclosure.

I. Price Risk Management

(a) With the objective of enhancing the certainty of future revenues, from time to time EOG Resources, Inc. (EOG) enters into New York Mercantile Exchange related financial commodity collar and price swap contracts. EOG accounts for these financial commodity derivative contracts using the mark-to-market accounting method. In addition to financial transactions, EOG is a party to various physical commodity contracts for the sale of hydrocarbons that cover varying periods of time and have varying pricing provisions. The financial impact of physical commodity contracts is included in revenues at the time of settlement, which in turn affects average realized hydrocarbon prices.

(b) For the first quarter of 2007, EOG anticipates a total loss of $39.8 million from both natural gas and crude oil financial price swap contracts. During the first quarter of 2007, net cash inflow was $47.3 million related to settled natural gas and crude oil financial price swap contracts.

II. Natural Gas Financial Collar and Price Swap Contracts

(a) For the first quarter of 2007, EOG anticipates a loss of $38.4 million from natural gas financial price swap contracts. During the first quarter of 2007, net cash inflow was $42.2 million related to settled natural gas financial price swap contracts.

(b) EOG has not entered into any additional natural gas financial price swap contracts since EOG filed its Annual Report on Form 10-K on February 28, 2007, which provided an update of all such financial contracts as of that date. Currently, EOG is not a party to any financial collar contracts. The average price of EOG's natural gas financial price swap contracts outstanding is $9.19 per million British thermal units. Presented below is a comprehensive summary of EOG's natural gas financial price swap contracts as of April 3, 2007, with notional volumes expressed in million British thermal units per day (MMBtud) and prices in dollars per million British thermal units ($/MMBtu).

Natural Gas Financial Price Swap Contracts
		Weighted
	Volume	Average Price
	(MMBtud)	($/MMBtu)
2007
April (closed)	120,000	$ 8.81
May	120,000	8.65
June	120,000	8.74
July	120,000	8.84
August	120,000	8.92
September	120,000	9.00
October	120,000	9.14
November	120,000	9.94
December	120,000	10.70

III. Crude Oil Financial Price Swap Contracts

(a) For the first quarter of 2007, EOG anticipates a loss of $1.4 million from crude oil financial price swap contracts. During the first quarter of 2007, the net cash inflow was $5.1 million related to settled crude oil financial price swap contracts.

(b) EOG has not entered into any additional crude oil financial price swap contracts since EOG filed its Annual Report on Form 10-K on February 28, 2007, which provided an update of all such financial contracts as of that date. The average price of EOG's crude oil financial price swap contracts outstanding is $78.13 per barrel. Presented below is a comprehensive summary of EOG's crude oil financial price swap contracts as of April 3, 2007, with notional volumes expressed in barrels per day (Bbld) and prices in dollars per barrel ($/Bbl).

Crude Oil Financial Price Swap Contracts
		Weighted
	Volume	Average Price
	(Bbld)	($/Bbl)
2007
April	4,000	$78.57
May	4,000	78.50
June	4,000	78.40
July	4,000	78.28
August	4,000	78.16
September	4,000	78.03
October	4,000	77.91
November	4,000	77.75
December	4,000	77.57

IV. Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts, including, among others, statements regarding EOG's future financial position, business strategy, budgets, reserve information, projected levels of production, projected costs and plans and objectives of management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "strategy," "intend," "plan," "target" and "believe" or the negative of those terms or other variations of them or by comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning future operating results, the ability to replace or increase reserves or to increase production, or the ability to generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the availability and cost of drilling rigs, experienced drilling crews, materials and equipment used in well completions, and tubular steel; the availability, terms and timing of governmental and other permits and rights of way; the availability of pipeline transportation capacity; the availability of compression uplift capacity; the extent to which EOG can economically develop its Barnett Shale acreage outside of Johnson County, Texas; whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas; political developments around the world; acts of war and terrorism and responses to these acts; weather; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. Forward-looking statements speak only as of the date made and EOG undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: April 3, 2007	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Accounting Officer (Principal Accounting Officer)